                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON,D.C. 29549


                                    FORM 8-K

             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): March 18, 1997

                       THE CHASE MANHATTAN CORPORATION
             (Exact name of Registrant as specified in its Charter)


          DELAWARE               1-5805                 13-2624428
          --------               -------                 ----------
       (State or other         Commission               (IRS Employer
       Jurisdiction of         File Number                ID Number)
       Incorporation)

270 Park Avenue
New York, New York                                         10017
--------------------------                                 -----
 (Address of principal                                   (Zip Code)
  executive offices)


        Registrant's telephone number, including area code: 212-270-6000

                                      N/A
        ----------------------------------------------------------------
         (Former name or former address, if changed since last report.)
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ITEM 5.   OTHER EVENTS

          On March 18, 1997, The Chase Manhattan Corporation (the
"Corporation"), at a meeting with analysts, reviewed several business items. Information presented at the meeting included the following:

A. LINES OF BUSINESS RESULTS FOR GLOBAL WHOLESALE BANKING AND REGIONAL AND NATIONWIDE CONSUMER BANKING:

THE Corporation manages itself using an economic-based risk-adjusted management information system ("MIS"). This system includes many key lines of business which are organized into two major business franchises, Global Wholesale Banking and Regional and Nationwide Consumer Banking ("RNCB"). Within each of these franchises, key businesses are measured independently on a profit and loss and rate of return basis, as well as by other key performance measures. Highlights of key business performance measures follow, reflecting risk-adjusted MIS line-of-business results.

  Lines-of-business results are subject to restatement as appropriate whenever there are refinements in management reporting policies or changes to the management organization. The current presentation of the lines-of-business results have been restated to reflect a single, uniform post-merger set of management accounting policies.

  Guidelines exist for assigning expenses that are not directly incurred by the businesses, such as overhead and taxes, as well as for allocating stockholders' equity and the provision for credit losses, utilizing a risk-based methodology. Also incorporated in the guidelines is a process for matching assets and liabilities with similar maturity, liquidity and interest characteristics within each business. Noninterest expenses of the Corporation are fully allocated to the business units, except for special corporate one-time charges. Management has developed a risk-adjusted capital methodology that quantifies different types of risk -- credit, market, and operating -- within various businesses and assigns capital accordingly. The provision for credit losses is allocated to business units utilizing a credit risk methodology applied consistently across the Corporation and a risk grading system appropriate for a business unit's portfolio. The difference between the risk-based provision for credit losses and the Corporation's provision for credit losses is included in the Corporate results. Long-term expected tax rates are assigned in evaluating the Corporation's businesses and the difference between the risk-based tax rate and the Corporation's tax rate is included in the Corporate results.

Lines of Business Results

                                                            Global Wholesale   Regional and Nationwide
                                                                 Banking           Consumer Banking            Total(a)
Year Ended December 31, (in millions, except ratios)         1996       1995        1996        1995        1996        1995
-----------------------------------------------------------------------------------------------------------------------------
Net Interest Income                                       $  3,487   $  3,141    $  5,877    $  5,560    $  8,286    $  8,202
Noninterest Revenue                                          4,999      4,274       2,222       2,166       7,572       6,676
Noninterest Expense                                          4,741      4,565       4,461       4,748       9,306       9,450
-----------------------------------------------------------------------------------------------------------------------------
Operating Margin                                             3,745      2,850       3,638       2,978       6,552       5,428
Credit Costs                                                   307        221       1,434       1,048         881         683
-----------------------------------------------------------------------------------------------------------------------------
Income Before Taxes                                          3,438      2,629       2,204       1,930       5,671       4,745
Income Taxes                                                 1,289        986         861         766       2,155       1,842
-----------------------------------------------------------------------------------------------------------------------------
Operating Net Income                                         2,149      1,643       1,343       1,164       3,516       2,903
Restructuring Costs                                            (49)        (9)        (42)         --      (1,125)         (9)
Nonrecurring Items(b)                                           --         51          --          45          70          65
-----------------------------------------------------------------------------------------------------------------------------
Net Income                                                $  2,100   $  1,685    $  1,301    $  1,209    $  2,461    $  2,959
-----------------------------------------------------------------------------------------------------------------------------
Average Common Equity                                     $  9,663   $  9,265    $  6,415    $  6,698    $ 17,965    $ 16,913
Average Assets                                            $221,680   $203,696    $111,914    $106,906    $321,240    $307,385
Return on Common Equity                                       21.0%      16.1%       19.7%       16.1%       18.4%       15.8%
Operating Efficiency Ratio                                      56%        62%         55%         61%         59%         64%
-----------------------------------------------------------------------------------------------------------------------------

(a) Total column includes Corporate results. See description of Corporate results herein.
(b) Nonrecurring items for 1996 include the loss on the sale of a building in Japan, costs incurred in combining the Corporation's foreign retirement plans, and aggregate tax benefits and refunds. The 1995 results include the gains on the sales of the Corporation's investment in Far East Bank and Trust Company and Chemical New Jersey Holdings, Inc. and the loss on the sale of half of the Corporation's 40% interest in CIT.

Global Wholesale Banking

Global Wholesale Banking provides financing, advisory, sales and trading, trade finance, asset management, private banking and operating services to clients worldwide, including corporations, institutions, governments and wealthy individuals. Through these businesses, the Corporation is driving towards a new model for the delivery of global financial services, integrating product expertise, industry knowledge and geographic reach to effect superior customer solutions. Global Wholesale Banking operates in more than 50 countries, including major operations in all key international financial centers.

  Global Wholesale Banking encompasses investment banking and corporate lending, global markets activities, equity investing, private banking, asset management and information and transaction services. Terminal Businesses, representing discontinued portfolios (primarily the remaining refinancing country debt and commercial real estate problem asset and nonperforming portfolio), are also included in Global Wholesale Banking.

2
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  Global Wholesale Banking's operating net income for 1996 was $2,149 million and operating return on common equity was 21%. These favorable results were driven by higher trading-related revenue, reflecting strong performance in the emerging markets, combined with higher fee revenue from loan syndication, securities underwriting and advisory activities and higher equity-related investment revenue.

  The following table sets forth certain key financial performance measures of the businesses within Global Wholesale Banking for the periods indicated.

                                                                      1996                                    1995
                                                        ----------------------------------    ------------------------------------
                                                                     Net        Efficiency                 Net         Efficiency
Year Ended December 31, (in millions, except ratios)    Revenues  Income   ROCE      Ratio    Revenues  Income   ROCE       Ratio
----------------------------------------------------------------------------------------------------------------------------------
Global Wholesale Banking:
  Global Investment Banking and Corporate Lending         $2,157   $ 686   19.1%        37%    $2,007    $627    21.1%         36%
  Global Markets                                           2,574     743   31.3         56      2,071     393    14.6          71
  Chase Capital Partners                                     703     397   35.8         10        503     280    29.5          12
  Global Asset Management & Private Banking                  794     158   30.2         65        711     125    28.8          71
  Global Services                                          1,930     255   22.7         79      1,735     220    19.1          80
  Terminal Businesses                                        (36)   (100)    NM         NM         91      47      NM          NM
----------------------------------------------------------------------------------------------------------------------------------


Global Investment Banking and Corporate Lending: Global Investment Banking and Corporate Lending finances and advises corporations, financial sponsors, governments and projects by providing integrated one-stop financial solutions and industry expertise to clients globally. Client industries include broker/dealers, chemicals, healthcare, insurance, media and telecommunications, multinationals, natural resources, oil and gas, power and environmental, real estate, retail and transportation. The product offerings encompass syndicated finance, high-yield securities, merger and acquisitions, project finance, restructuring, private placements, lease financings and lending. The Corporation is the global leader in syndicated finance, raising over $434 billion for clients in 1996 as agent. Also, the Corporation is the market leader in leveraged finance, raising over $55 billion in 1996 for the Corporation's clients, including loans and high-yield securities. Net income in 1996 was $686 million, an increase of $59 million, or 9%, from 1995. These favorable results were driven by 20% growth in corporate finance and syndication fees due to increased market activity and broadened product offerings and client reach.

Global Markets: Global Markets' activities encompass the trading and sales of foreign exchange, derivatives, fixed income securities and commodities, including related origination functions. A leader in capital markets, the Corporation operates 24 hours a day covering the major international cross-border markets as well as many local markets in both developed and developing countries. Global Markets is a recognized world leader in such key activities as foreign exchange, interest rate swaps and emerging markets debt. Also included within Global Markets are the domestic and international treasury units which have the primary responsibility of managing the Corporation's asset/liability and investment securities activities. The strong growth in trading-related revenue contributed to a net income for 1996 of $743 million and a return on common equity of 31%, a significant improvement from 1995's result of $393 million and 15%, respectively. Trading-related revenue for 1996 was $1,951 million, an increase of 27% from last year's results, driven by a strong performance in emerging markets which recovered from the 1995 decline in the prices of emerging market debt instruments. ALM activities in the treasury units are managed on a total return basis, with one of the major objectives being the creation of economic value over time. In 1996, the gross total return from asset/liability management activities amounted to $475 million.

Chase Capital Partners: Chase Capital Partners ("CCP") is a global private equity organization with approximately $4.0 billion under management, including $2.8 billion in equity-related investments. Through professionals focused on investing in the United States, Europe, Asia and Latin America, CCP provides equity and mezzanine financing for a wide variety of investment opportunities. During 1996, CCP's direct investments totaled a record $725 million in over 60 venture capital, management buyout, recapitalization, growth equity and mezzanine transactions. CCP's net income for 1996 was $397 million, a 42% increase from the prior year's results of $280 million. Return on common equity rose to 36% from 30% in 1995. These improved results were attributable to higher revenue derived from realizing gains on a broad-based portfolio of approximately 300 investments, during an active and favorable market.

Global Asset Management and Private Banking: The Global Asset Management and Private Banking group serves a global client base of wealthy individuals, institutional investors, mutual fund investors and self-directed investors. Services include a full range of private banking capabilities, including trust and estates, custody, corporate finance, capital markets, and other global banking services; investment management for individuals and institutional investors globally; Vista Family of Mutual Funds (at December 31, 1996, the fourth largest bank-managed mutual fund family in the U.S.) and discount brokerage. Total assets under management amounted to $126 billion at December 31, 1996. Net income grew 26% to $158 million in 1996, with a return on common equity of 30%. A 12% growth in revenue was driven by higher revenues in trust and investment management fees, Vista mutual fund fees and the discount brokerage operations as well as by an 11% increase in loan volume.

                                                                               3
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Global Services: Global Services is a leading provider of information and transaction services globally. As the world's largest provider of global custody and a leader in trust and agency services, Global Services was custodian for over $3.6 trillion in assets at year-end and serviced over $1.4 trillion in outstanding debt. Global Services also operates the largest U.S. dollar funds transfer business in the world and is a market leader in FedWire, ACH and CHIPS volume. Net income in 1996 was $255 million, an increase of $35 million, or 16%, from 1995. Return on common equity for 1996 was 23%; excluding the impact of goodwill, the return on tangible common equity was 31%. The 1996 results were favorably affected by an 11% revenue increase reflecting the U.S. Trust portfolio acquisition ($79 million); mutual fund and equity markets growth; and the impact of industry consolidation in the securities processing business. New business development in the cash management and trust businesses and higher deposit balances across all businesses contributed to the current-year's growth in revenue.

Regional and Nationwide Consumer Banking

The Regional and Nationwide Consumer Banking franchise includes the third largest bank credit card issuer in the U.S., the third largest originator and servicer of residential mortgages and a leading provider of auto financing and other consumer lending products. The Corporation maintains a leading market share position in the New York metropolitan tri-state area in serving the financial needs of consumers, middle market commercial enterprises and small businesses. It offers customers convenient access to financial services by telephone, PC, and the Internet, and has the most branches and ATMs in the New York metropolitan tri-state area. Additionally, included in RNCB is Texas Commerce Bank, which is the second-largest bank in Texas and a leader in providing financial products and services to businesses and individuals throughout Texas. RNCB also includes a small international consumer presence which is highly profitable.

  For 1996, RNCB's operating net income was $1,343 million, an increase of $179 million over 1995. Operating return on common equity for 1996 was 20%, compared with 16% in 1995. These favorable results were driven mainly by strong growth in loan volume related to credit card and mortgage banking products, combined with lower FDIC costs on customer deposits and the benefit of merger-related savings.

  The following table sets forth certain key financial performance measures of the businesses within RNCB for the periods indicated.

                                                                 1996                                      1995
                                            ------------------------------------------    ----------------------------------------
Year Ended December 31,                                     Net             Efficiency                  Net             Efficiency
(in millions, except ratios)                Revenues(a)  Income     ROCE         Ratio    Revenues(a)  Income   ROCE         Ratio
----------------------------------------------------------------------------------------------------------------------------------
Regional and Nationwide Consumer Banking:
  Credit Cards                                 $2,663     $311      20.7%         38%        $2,351     $337    26.8%         43%
  Deposits and Investments                      1,915      267      25.5          75          1,888      238    25.2          78
  Middle Market                                   910      223      20.9          50            916      228    21.4          50
  Mortgage Banking                                652      110       8.3(b)       66            636       56     2.7          80
  National Consumer Finance                       600      147      32.2          39            531      117    25.2          38
  International Consumer                          254       64      82.0          57            210       43    78.9          65
  Texas Commerce                                1,233      272      19.2          63          1,125      208    15.0          70


(a) Insurance products managed within Deposits and Investments, but included for reporting purposes in Credit Cards, Mortgage Banking, and National Consumer Finance, generated revenues of $81 million and $70 million in 1996 and 1995, respectively.
(b) Excluding the impact of goodwill, the return on tangible common equity was 13% for 1996.

Credit Cards: For 1996, Chase Cardmember Services ranked as the third largest bank card issuer in the U.S., with a $25 billion managed portfolio, inclusive of the Shell MasterCard, which now totals $4.5 billion in outstandings. During 1996, the Corporation introduced a co-branded MasterCard with Wal-Mart, a premier retailer of consumer-based products in the U.S., and announced a partnership with First Data Corporation to establish a joint venture in the merchant credit card processing business. For 1996, net income (reflected on a managed basis) was $311 million, a $26 million decrease from 1995's results of $337 million. Earnings were driven by the revenue generated from growth in the loan portfolio offset by the start-up costs for the Wal-Mart MasterCard ($27 million after-tax) and a higher credit provision.

Deposits and Investments: At December 31, 1996, Deposits and Investments has the leading share of primary bank relationships among consumers and small businesses in the New York metropolitan tri-state area. In addition to its tri-state businesses, the Corporation makes available insurance and investment products nationwide. Deposits and Investments allows customers to choose the way they handle their financial relationships, offering telephone, PC and Internet banking, in addition to branches and ATMs. It is also developing a major business in electronic payments, including its MasterDebit product and its 1997 electronic cash "Smart Card" pilot (through its investment in Mondex U.S.). Net income in 1996 was $267 million, an increase of $29 million from $238 million in 1995. Return on common equity for 1996 was 26%, compared with 25% in 1995. The improvement in net income was due to an increase in deposit and managed asset volume and lower operating and FDIC expenses.

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Middle Market: At December 31, 1996, the Corporation was the number one middle market bank in the New York tri-state area where it has relationships with 52% of regional companies with sales ranging from $10 million to $500 million. Credit reengineering initiatives, greater use of technology in service delivery and focus on customer profitability and corporate finance products have resulted in a strong efficiency ratio of 50%. Net income was $223 million for 1996 compared with 1995 results of $228 million. The results reflected lower spreads on deposits and an increase in the credit provision resulting from lower recoveries.

Mortgage Banking: At December 31, 1996, Mortgage Banking was the third-largest originator and servicer of residential mortgage loans in the U.S., serving more than 1.6 million customers nationwide. In 1996, $33 billion in loans were originated and the Corporation's servicing portfolio totaled $141 billion at December 31, 1996. Typically, the mortgages originated by the Corporation are sold in the secondary market, while the Corporation retains the related servicing rights. In addition, the Mortgage Bank also purchases and sells mortgage servicing rights from and to other mortgage-related companies. Net income improved in 1996 to $110 million, a $54 million increase from 1995. Return on common equity rose to 8%; excluding the impact of goodwill, the return on tangible common equity was 13%. The 1996 results were favorably affected by a 15% increase in average loan outstandings, improved loan spreads and lower staff expense as the mortgage unit has begun to significantly restructure its origination operations to lower its fixed-cost base as part of a restructuring program to improve its overall returns.

National Consumer Finance: National Consumer Finance is a leading provider of auto financing, home equity secured lending, student lending, unsecured consumer lending (Chase Advantage Credit) and manufactured housing financing. At December 31, 1996, Chase Auto Finance ($11 billion in outstandings at year-end) was ranked number one among noncaptive finance companies in new originations ($11 billion in 1996 originations). In 1996, the Corporation and the Student Loan Marketing Association ("Sallie Mae") formed a joint venture (Educational First Finance) creating the largest student loan origination business in the U.S. Net income in 1996 was $147 million, an increase of $30 million from $117 million in 1995. Return on common equity for 1996 was 32%, compared with 25% in 1995. These improved results were due to a 17% growth in loan volume and higher servicing fees.

International Consumer: International Consumer provides deposit, investment and insurance products for individuals in Hong Kong. Also included is The Manhattan Card Company Limited (the Corporation's 54% owned subsidiary), which is the third largest credit card issuer in Hong Kong. Additionally, the Corporation has a leading full-service banking presence in Panama and the Eastern Caribbean, providing deposit, investment and asset products for individuals, small businesses, large corporations and government entities. Net income for 1996 was $64 million, a $21 million increase over the prior year's results of $43 million. The increase in earnings was driven by increased loan and deposit volumes.

Texas Commerce: Texas Commerce is the primary bank for more large corporations and middle market companies than any other bank in Texas. Texas Commerce also maintains a strong consumer banking presence in Texas through its 124 locations statewide. Corporate/middle market revenues and consumer revenues contributed 48% and 36%, respectively, of Texas Commerce's 1996 revenue. Additionally, Texas Commerce is the largest bank for personal and corporate trust services in the Southwest. As of December 31, 1996, Texas Commerce had $23 billion in total assets. Net income for 1996 was $272 million, a $64 million increase from the prior year's results of $208 million. Return on common equity rose to 19%; excluding the impact of goodwill, the return on tangible common equity was 25%. The improved results were due to 12% growth in loan volume, higher corporate finance fees, lower FDIC costs and the benefits of an aggressive expense management program.

Corporate

Corporate includes the management results attributed to the Corporation's investment in CIT and some effects remaining at the Corporate level after the implementation of management accounting policies, including residual credit provision and tax expense. The securitized portion of the credit card portfolio is included in Corporate. Corporate also includes one-time unallocated special items such as merger-related restructuring charge and income tax refunds. For 1996, Corporate had operating net income of $24 million, compared with $96 million in 1995. Due to the economic risk-based methodology for capital applied on a business unit level basis for credit, market and operating risk, Corporate housed unallocated equity of $1,887 million in 1996 and $950 million in 1995. This reflects the significantly improved overall risk profile of the Corporation.

B. PERFORMANCE TARGETS

The Corporation also announced its financial performance targets for the years beyond 1998. These include: double-digit growth in operating earnings per share; an efficiency ratio of 50%; and a return on average common stockholders' equity of 18%-20%.

Management of the Corporation also discussed the status of the Corporation's common-stock buy-back program, announced in October 1996. Management noted that by the end of 1996, the Corporation has repurchased approximately $1.0 billion of common equity under the program and that management currently anticipates the program will be completed by late 1997 or early 1998.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  THE CHASE MANHATTAN CORPORATION
                                           (Registrant)



                                   By: /s/ PETER J. TOBIN
                                      --------------------------------------
                                           Peter J. Tobin
                                           Executive Vice President and
                                           Chief Financial Officer

Date: March 18, 1997
      -----------------